(d)(13)(i)

SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

DIRECTED SERVICES LLC

and

ING INVESTMENT MANAGEMENT CO. LLC

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)

ING Index Solution 2020 Portfolio	April 30, 2013	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

ING Index Solution 2030 Portfolio	April 30, 2013	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

ING Index Solution 2040 Portfolio	April 30, 2013	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

ING Index Solution 2050 Portfolio	April 30, 2013	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

(1) “Direct Investments” shall mean assets which are not Underlying Funds.

(2) “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the ING fund complex.  The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was effect on April 30, 2013.

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily Assets allocated to the Sub-Adviser)

ING Solution 2020 Portfolio	April 30, 2013	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

ING Solution 2030 Portfolio	April 30, 2013	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

ING Solution 2040 Portfolio	April 30, 2013	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

ING Solution 2050 Portfolio	April 30, 2013	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

(1) “Direct Investments” shall mean assets which are not Underlying Funds.

(2) “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the ING fund complex.  The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was effect on April 30, 2013.